Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this annual report of Komag, Incorporated on Form 10-K of our report dated January 22, 1999, on our audits of the consolidated financial statements of Asahi Komag Co., Ltd. as of December 31, 1998, and for the years ended December 31, 1998 and 1997.


                                                     CHUO AUDIT CORPORATION


Tokyo, Japan
March 29, 2000